Exhibit 99.1

NEWS RELEASE
	Contacts:	David A. Miller, CFO Integrated Electrical Services, Inc. 713-860-1500

FOR IMMEDIATE RELEASE		Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E
713-529-6600

INTEGRATED ELECTRICAL SERVICES NAMES C. BYRON SNYDER

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Also announces additional management changes

HOUSTON — JUNE 2, 2005 — Integrated Electrical Services, Inc. (NYSE: IES) today announced that H. Roddy Allen has retired as President, Chief Executive Officer, and a director of IES effective June 30, 2005. The Company’s Board of Directors has appointed C. Byron Snyder, current Chairman of the Board, as President and Chief Executive Officer.

The Board of Directors expressed its appreciation for Mr. Allen’s service. Speaking on behalf of the board, Mr. Snyder stated, “We are grateful to Roddy for his leadership and his contributions to IES over the last three and a half years. We remain focused on adapting our businesses to address the emerging demands of a changing marketplace.”

Mr. Snyder, age 56, is the founder of IES and has been Chairman of the Board since its inception in 1997. He has remained involved with the Company throughout its development and now devotes the majority of his time to IES’ executive operations. The IES Board of Directors has requested that Mr. Snyder assume the additional positions of President and CEO because of his extensive banking, financing and entrepreneurial expertise.

Mr. Snyder was owner and President of Sterling City Capital LLC, a private investment company founded in 1977, which developed and financed a number of public and private companies. As a result of these investment and developmental activities, Mr. Snyder has been involved in the execution of various capital market transactions, including public equity and high yield debt offerings, private mezzanine financing and private equity financings. In 1992, he was involved in financing a diverse group of companies, including Carriage Services and Relco Refrigeration Company.

Prior to 1992, Mr. Snyder was owner and Chief Executive Officer of Southwestern Graphics International, a diversified holding company which owned Brandt & Lawson Printing Company and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson was sold to a regional consolidator in 1989, and Acco Waste Paper was sold to Browning-Ferris Industries in 1990.

A graduate of Texas Tech with a B.B.A. in Finance, Mr. Snyder pursued a career in commercial banking which he continued until 1976. He currently serves on the Board of Advisors for the Cox School of Business at Southern Methodist University. He has been a member of the Young Presidents Organization since 1987 and is also a member of the World Presidents Organization.

Other Management Changes

IES has made two additional management changes. Gregory H. Upham, CPA, has been appointed Vice President and Chief Accounting Officer effective June 8, 2005, a position previously held by David Miller prior to Mr. Miller’s appointment as Chief Financial Officer of IES in January 2005. Additionally, Bob Callahan has been promoted to Senior Vice President of Human Resources.

Mr. Upham previously held various financial positions within multiple industries. Since 2004, he served as a consultant for Game Ventures, Inc., a start up in the video game development industry. From 2000 to 2003, he held the positions of Chief Financial Officer, Treasurer, and Corporate Controller for Hostcentric, Inc., one of the largest privately held Internet infrastructure service providers. Prior to that, Mr. Upham held positions with Coach USA and Arthur Andersen LLP. Mr. Upham earned his Bachelor’s degree in Accounting and Finance from the University of Houston.

Mr. Callahan has been Vice President of Human Resources at IES since February 2005 and was Vice President of Employee Relations since 2004. He has been with the company since 2001, after having spent 11 years with the H.E. Butt Grocery Company where he served as Director of Human Resources. Mr. Callahan has served as a faculty member at the University of Texas at San Antonio where he taught Employment Law, Human Resources Management and Business Communications. Mr. Callahan holds an Executive MBA from the University of Texas at Austin and a Bachelor of Arts degree in Business Administration from Loyola University in Chicago.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company’s accounting systems that have been identified to the Company by its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, inaccurate estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, level of competition from other electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreements with our surety or co-surety bonding company to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, disruption from changes in senior management, business disruption and costs associated with the Securities and Exchange Commission investigation and class action litigation, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, inability to fulfill the terms or meet the required financial covenants of the credit facility, inability to obtain refinancing of our credit facility on favorable terms. difficulty in integrating new types of work into existing subsidiaries, inability of subsidiaries to incorporate new accounting, control and operating procedures, inaccuracies in estimating revenues and percentage of completion on contracts, and weather and seasonality. You should understand that the foregoing important factors, in addition to those discussed in our other filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” contained in the S-1 Registration Statement, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

General information about us can be found at www.ies-co.com under “Investor Relations.” Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with or furnish them to the SEC.

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